For Immediate Release

TradeStation Reports 2010 Fourth Quarter Financial Results

Plantation FL, February 11, 2011 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported 2010 fourth quarter net revenues of $28.9 million, net income of $770,000, and earnings per share (diluted) of 2 cents, compared to 2009 fourth quarter net revenues of $31.2 million, net income of $2.7 million, and earnings per share (diluted) of 7 cents.

The primary reason for the year-over-year difference in net revenues was lower brokerage commissions and fees caused mainly by lower daily average revenue trades (DARTs). For the 2010 fourth quarter, brokerage commissions and fees (the largest component of the company’s net revenues) were $24.9 million, as compared to 2009 fourth quarter brokerage commissions and fees of $27.8 million. Lower DARTs were caused, the company believes, primarily by reduced market volatility in the 2010 fourth quarter as compared to the 2009 fourth quarter. The primary reasons for the year-over-year difference in net income were the lower brokerage commissions and fees and higher total expenses, including an increase in depreciation and amortization of $925,000 attributable mainly to two software technology acquisitions and capital expenditures for hardware made by the company in 2010.

“We are focused on several exciting growth initiatives in 2011,” said Salomon Sredni, the company’s Chairman and CEO. “We plan to launch a superior forex brokerage service, as well as a new marketing campaign that emphasizes the value of TradeStation to the entire active trader market – not just rules-based traders – and to grow our recently-launched securities lending and prime services business and Eurex trading offering. We expect to launch both the new forex offering and the new marketing campaign by the end of the 2011 first quarter.”

“At the 2010 year end, our client assets were at an all-time high, average client margin balances had increased 40% since the 2009 fourth quarter, we had cash and cash equivalents and marketable securities of $105.1 million, no debt, total shareholders’ equity of $173.4 million, and had produced positive net income for the 35th consecutive quarter,” said David Fleischman, the company’s Chief Financial Officer. “With interest rates having only one direction to move, and the implementation of our new growth initiatives, we remain excited about our prospects for long-term earnings growth.”

TradeStation Reports DARTs and Record Total Accounts

For the 2010 fourth quarter, TradeStation experienced the following year-over-year daily trading results with respect to equities, futures and forex accounts:

	Q4 10	Q4 09	Decrease
Daily Average Revenue Trades	73,572	79,179	7%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of January 2011.

TradeStation had a record 47,581 brokerage accounts at December 31, 2010, a 3% increase from December 31, 2009. The 2010 fourth quarter is the 37th consecutive quarter TradeStation has increased its net brokerage accounts since the 2001 launch of the TradeStation trading platform.

TradeStation’s Average Client Trades 391 Times per Year and Has an Average Account Balance of $73,100 for Equities and $23,000 for Futures

TradeStation’s brokerage client account metrics are among the best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2010 fourth quarter:

Client Trading Activity
Annualized average revenue per account	$2,245
Annualized trades per account	391

Client Account Assets
Average assets per account (Equities)	$73,100
Average assets per account (Futures)	$23,000

Company Completes 4-Year Stock Buy-Back Plan

In the 2010 fourth quarter, the company completed its 4-year stock buy-back plan with the purchase of 284,986 shares of its common stock for a total purchase price of $1.7 million. Since buying under the plan began November 13, 2006, through its completion November 10, 2010, the company purchased 7,036,472 shares for a total purchase price of $59.8 million.

Company Provides 2011 Business Outlook

TradeStation today also published its 2011 Business Outlook.

The company’s 2011 First Quarter and Full-year Business Outlook estimated ranges are as follows:

2011 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	First Quarter 2011	Full-year 2011
REVENUES	$32.0 to $34.0	$138.0 to $142.0

EARNINGS PER SHARE (Diluted)	$0.01 to $0.03	$0.15 to $0.20

When comparing earnings per share (diluted) in the Full-year 2011 Business Outlook to earnings per share (diluted) for 2010 full-year results, it is important to note that 2010 results were significantly affected by items the company believes are not important to its core business and operations, in particular mark-to-market gains and losses on investments and certain tax refunds and benefits. TradeStation’s 2010 full-year earnings per share (diluted) of 28 cents would have been 15 cents if adjusted to exclude all mark-to-market gains or losses and to apply an annual effective income tax rate of 40% (as compared to the actual full-year effective income tax rate of 17%)1. The company believes this is a more meaningful “apples-to-apples” comparison, as the Full-year 2011 Business Outlook assumes no mark-to-market gains or losses and a 40% annual effective income tax rate.

1A reconciliation of the company’s reported results and its proforma results assuming no mark-to-market gains or losses during the period and a 40% annual effective tax rate is as follows (in thousands, except per share data):

	Year Ended December 31, 2010
	Amount	Earnings per Share
	(in thousands)	(diluted)
Net income, as reported	$11,440	$0.28
Gains on marketable securities, net *	(2,310)	(0.05)
40% effective income tax rate	(3,164)	(0.08)
Net income, excluding the effect of items noted above	$5,966	$0.15

Weighted average shares outstanding:
Basic	N/A	39,815
Diluted	N/A	40,237

• After taxes

The company’s 2011 first quarter and full-year estimated ranges are based on numerous assumptions, including: basing the ranges on average daily revenue per account for each asset class (equities, futures, forex) at approximately the same level as average daily revenue per account over the 12-month period ended December 31, 2010, plus a 2011 stub period ended February 1, 2011 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); certain levels of revenue growth from forex (based mainly on the expected first quarter 2011 launch of a new forex offering), prime services (mostly securities lending) and Eurex trading, and the success of a new marketing campaign (expected to be launched March 2011); U.S. Treasury Bill and Treasury Note yields the company receives remaining constant at current levels throughout the 2011 year; no unrealized gain or loss on TradeStation Securities’ investment in the CBOE or its U.S. Treasury portfolio in 2011; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts (for forex accounts, chiefly from the planned new offering), and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to the company’s growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent our above-described growth initiatives do not produce the expected results, market volatility and/or market volumes move to significantly higher or lower levels, net account growth increases, slows or decreases, the U.S. Treasury Bill and/or Treasury Note rates of interest are different than what has been assumed, and/or economic or financial market conditions persist or worsen, or improve sooner or to a higher degree than expected, or the company is subject to material mark-to-market adjustments (up or down) on its investment in the CBOE or its U.S. treasury securities holdings, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2010 fourth quarter results and its 2011 First Quarter and Full-year Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its brokerage subsidiaries, offers the TradeStation platform to the active trader and certain institutional trader markets.  TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of various exchanges. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services, including securities lending, to small and mid-sized hedge funds and other firms. TradeStation Forex, Inc. (Member NFA) is a Retail Foreign Exchange Dealer (RFED) that is expected to launch and offer exclusively the company’s new forex brokerage offering beginning later this quarter. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities and, once operational, TradeStation Forex.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2011 First Quarter and Full-year Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hopefully,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing (including its planned new 2011 marketing campaign) and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense), and other factors, to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage commissions and fees sequentially or year over year (for example, beginning with the 2009 third quarter, DARTs and brokerage commissions and fees have generally decreased both sequentially and year-over-year);

•	with respect to net new customer accounts in particular, which fell to the lowest rate of increase in the company’s history during the 2010 third and fourth quarters, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition (net account growth began substantially to slow in the 2009 third quarter);

•	negative or other significant changes in the condition of the securities and futures markets, and the financial markets and economy generally (which could cause the company to experience significantly lower revenues, net income and earnings per share, as well as reduced market value of its publicly-traded shares of common stock), or unexpected positive changes (which could have the opposite effect);

•	the company not meeting its revenue growth or profit expectations from its planned new forex offering, prime services (particularly securities lending), Eurex trading, and its planned new marketing campaign, which are the main sources of the company’s planned revenue and profit growth in 2011, as a result of unexpected mistakes, delays and/or costs, less-than-anticipated customer appeal or market interest, and/or other factors;

•	with respect to the company’s planned new forex offering, the potential negative effects on the company’s forex commissions and fees, and forex business and prospects generally, as a result of a recently-enacted CFTC rule imposing a limit on buying power leverage of 50-to-1 on major foreign currency pairs and 20-to-1 for other currency pairs, as compared to the buying power leverage of up to 100-to-1 or 200-to-1 typically offered throughout the world, outside of the United States, today;

•	changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (generally, lower market volatility and volume results in lower overall TradeStation brokerage account trading volume);

•	changes in U.S. Treasury Note and/or Treasury Bill rates of interest that are inconsistent with, or different from, the company’s assumption that there will be no changes in 2011;

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems, or human or manual errors, relating to market data, order execution and trade processing and reporting, and other software or system, or human or manual, errors and failures, and the failure or inability of the company to address the underlying issues or causes relating to such problems, to adequately correct them and ensure they do not repeat (particularly as the volume of market data received from the exchanges, or the volume of the company’s client base’s trading volume, requires increased, improved or different hardware and/or software capacity, technology or company domain know-how or risk and error control systems);

•	although the company maintains a redundant back-up system to its order execution systems, that redundancy is not seamless, which could materially intensify the negative consequences of software or system difficulties, outages, errors or failures;

•	the potential negative effects on the company’s brokerage commissions and fees of any future rules that may be imposed which ban short selling or restrict or limit short selling (the SEC has in recent years focused, and will likely continue to focus, on new or modified short selling rules), as a significant percentage of the firm’s daily client trades on many trading days are short sale transactions, and its new securities lending operations depend on short selling, that is, the need of clients to locate and borrow stock to effect their transactions;

•	mark-to-market gains or losses on marketable securities that impact the company’s financial results even though they do not affect the company’s operations (for example, mark-to-market gains on marketable securities increased earnings per share by five cents in the 2010 second quarter and mark-to-market losses decreased earnings per share by one cent in the 2010 third quarter);

•	a substantial decrease in the company’s available cash should a large portion of its current available cash be used for acquisitions or other expansion activities;

•	infrastructure, capital or other large expenses, or unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market business, and its institutional (including prime services) and non-U.S. trader market businesses, including potential acquisition, joint venture, investment, business combination or “new division” risks, costs and expenses (such as start-up costs and expenses, absorption of ongoing losses from an acquired entity, professional fees and, in the case of an acquisition, amortization expense — such potential opportunities are continuously under consideration);

•	business interruptions, slowdowns or failures affecting vendors or vendor services used by the company for clearance, settlement and back-office systems, whether caused by adverse economic conditions or other events, which could significantly interrupt, impair or injure the company’s core business operations;

•	in general, new or modified regulatory rules or requirements, or increased or more stringent enforcement and higher fines or greater sanctions, concerning required liquidity, net capital or deposits, or the manner in which the company operates its business and monitors and ensures compliance of its business operations with applicable laws, rules and regulations, that may be enacted or imposed in response to the ongoing economic uncertainty and recent scandals, and which could materially increase the firm’s cash requirements to conduct its business, require substantial increases in compliance, legal and/or brokerage operations costs, result in fines, penalties or sanctions, limit or reduce the firm’s access to, or use of, a significant percentage of its now-available cash, or otherwise limit the firm’s ability to engage fully, and with as much success, in the services it currently provides and/or those expanded services that the company is seeking to provide;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements and unstable economic conditions, particularly in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower, and, if both of those are lower, there will be less dilution and higher earnings per share), whether because of company share buy-back plans (which the company considers from time to time) or other events or factors that can affect the price of the company’s shares or the number of outstanding shares;

•	unauthorized intrusion and/or other criminal or fraudulent activity in customer accounts by persons who unlawfully or improperly access or use customer accounts (through deceit or otherwise) and then place orders or other transactions in, or deposit misappropriated funds in, or improperly withdraw funds from, those accounts;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex), which can affect the company’s revenues, net income and margins, even if overall volume remains the same;

•	pending or new regulatory matters which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential acquisitions, investments, business combinations or strategic relationships);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010, and September 30, 2010, and other SEC filings, and company press releases, conference calls and public presentations or statements.

Contact

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)
REVENUES:
Brokerage commissions and fees	$24,883	$27,836	$108,318	$121,258
Interest income	2,756	2,008	10,429	5,957
Brokerage interest expense	—	—	—	—

Net interest income	2,756	2,008	10,429	5,957
Subscription fees and other	1,623	1,829	6,376	7,638
Gains and (losses) on marketable securities, net	(326)	(486)	3,849	(142)

Net revenues	28,936	31,187	128,972	134,711

EXPENSES:
Employee compensation and benefits	10,528	10,053	44,583	41,715
Clearing and execution	6,264	7,360	28,716	31,182
Data centers and communications	3,366	2,929	14,211	11,480
Marketing	1,768	1,564	6,838	6,610
Professional services	1,094	859	3,640	3,372
Occupancy and equipment	824	789	3,188	3,072
Depreciation and amortization	1,981	1,056	5,311	4,362
Other	2,472	1,987	8,692	6,849

Total expenses	28,297	26,597	115,179	108,642

Income before income taxes	639	4,590	13,793	26,069
INCOME TAX (BENEFIT) PROVISION	(131)	1,858	2,353	10,279

Net income	$770	$2,732	$11,440	$15,790

EARNINGS PER SHARE:
Basic	$0.02	$0.07	$0.29	$0.38

Diluted	$0.02	$0.07	$0.28	$0.38

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	39,105	40,882	39,815	41,507

Diluted	39,523	41,361	40,237	41,981

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009
ASSETS:

Cash and cash equivalents, including restricted cash of $478 at December 31, 2010 and $717 at December 31, 2009*	$41,888	$57,405
Cash and investments segregated in compliance with federal regulations	1,279,734	785,208
Marketable securities*	63,255	76,342
Receivables from brokers, dealers, clearing organizations and clearing agents	80,827	32,226
Receivables from brokerage customers, net	68,268	45,034
Property and equipment, net	17,974	7,578
Deferred income taxes, net	—	1,276
Deposits with clearing organizations	35,504	38,521
Other assets	5,716	5,606

Total assets	$1,593,166	$1,049,196

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$27,770	$114
Payables to brokerage customers	1,381,105	868,741
Accounts payable	3,767	2,627
Accrued expenses	6,967	7,206
Deferred income taxes, net	120	—

Total liabilities	1,419,729	878,688
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	173,437	170,508

Total liabilities and shareholders’ equity	$1,593,166	$1,049,196

*Marketable securities as of December 31, 2010 exclude $3.9 million that was transferred on January 3, 2011 from cash and investments segregated in compliance with federal regulations. Cash and cash equivalents as of December 31, 2009 include $7.7 million that was transferred on January 4, 2010 to cash and investments segregated in compliance with federal regulations.